NETL

NETLOGIC MICROSYSTEMS™

SHARES

NetLogic Microsystems, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 64118B 10 0

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $0.01 PER SHARE, OF

NetLogic Microsystems, Inc.

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

NETLOGIC MICROSYSTEMS, INC. SEAL DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

PROOF OF JUNE 18, 2004
NETLOGIC MICROSYSTEMS, INC.
TSB 16264 FACE
REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

NetLogic Microsystems, Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

This certificate also evidences and entitles the holder hereof to certain rights ("Rights") as set forth in a Rights Agreement between NetLogic Microsystems, Inc. and Wells Fargo Bank, National Association (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of NetLogic Microsystems, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. NetLogic Microsystems, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
COM PROP – as community property

UNIF GIFT MIN ACT– ________ Custodian ________
(Cust) (Minor)
Under Uniform Gifts to Minors
Act ________
(State)

UNIF TRANS MIN ACT– ________ Custodian ________
(Cust) (Minor)
Under Uniform Transfers to Minors
Act ________
(State)

Additional abbreviations may also be used though not in the above list.

For value received ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(please print or typewrite name and address including postal zip code of assignee)

____

____

____ shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the same on the books of the within named Corporation with full power of substitution in the premises.

Dated: ________________

____

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

____

THE SIGNATURE SHOULD BE GUARANTEED BY A BROKERAGE FIRM OR A FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES APPROVED MEDALLION PROGRAM, SUCH AS A SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (STAMP), STOCK EXCHANGES MEDALLION PROGRAM (SEMP) OR NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (MSP).

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS: 931-490-1714 PROOF OF JUNE 18, 2004 NETLOGIC MICROSYSTEMS, INC. TSB 16264 BACK
SALES: J. DICKINSON: 708-599-0404	OPERATOR: Ron/TERESA
/ ETHER 19 / LIVE JOBS / N / NETLOGIC / 16264 BACK	REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: Text that is sent in by disk or e-mail is not proofread word for word.